Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100409 on Form S-3 and Registration Statements No. 333-51458, No. 333-08992, No. 333-38455, No. 333-04609, No. 333-112103, No. 33-53988, No. 33-19662, No. 2-87376, No. 33-33566, and No. 333-91389 on Form S-8 of Ault Incorporated and subsidiaries of our report dated June 1, 2004 (relating to the financial statements of Ault Korea Corporation as of and for the year ended April 30, 2004 not presented separately herein) appearing in this Annual Report on Form 10-K of Ault Incorporated and subsidiaries for the year ended May 30, 2005.

/s/ Deloitte Anjin LLC, a member firm of Deloitte Touche Tohmatsu
Seoul, Republic of Korea

October 6, 2005

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